n-GEN SOLUTIONS.COM, INC.




                                  and




               AMERICAN SECURITIES STOCK TRANSFER, INC.






                           WARRANT AGREEMENT


                    Dated as of _____________, 2000























                              Exhibit 4.2

     WARRANT AGREEMENT, dated as of _____________, 2000, by and between n-GEN SOLUTIONS.COM, INC., a Delaware corporation (the "Company"), and AMERICAN SECURITIES STOCK TRANSFER, INC., as warrant and transfer agent (hereinafter called the "Warrant Agent").

     WHEREAS, the Company proposes to issue and sell to the public up to 1,600,000 shares of Common Stock, $.0001 par value (hereinafter referred to as "Common Stock" or "Common Shares"), and up to 1,600,000 Redeemable Common Stock Purchase Warrants to purchase a share of Common Stock at $5.50 per share (the "Warrant") (including the underwriter's over-allotment option granted to Barron Chase Securities, Inc. (the "Underwriter"), (the "Public Offering"); and

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfers, exchanges and exercise of the Warrants;

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto agree as follows:

     SECTION 1. APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as Agent for the Company in accordance with the instructions hereinafter in this Agreement set forth, and the Warrant Agent hereby accepts such appointment.

     SECTION 2. FORM OF WARRANT. The text of the Warrant and of the form of election to purchase shares as is printed on the reverse thereof as now outstanding, is substantially as set forth respectively in Exhibit A attached hereto. The per share Warrant Price (as hereinafter defined) and the number of shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman, President, or Vice President of the Company, under its corporate seal, affixed or in facsimile, attested by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.

     The Warrants will be dated as of the date of issuance by the Warrant Agent either upon initial issuance or upon transfer or exchange.

     SECTION 3. COUNTERSIGNATURE AND REGISTRATION. The Warrant Agent shall maintain books for the transfer and registration of Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof. The Warrants shall be countersigned manually or by facsimile by the Warrant Agent (or by any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. Warrants may be so countersigned, however, by the Warrant Agent (or by its successor as warrant agent) and be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature or delivery.

     SECTION 4. TRANSFERS AND EXCHANGES. The Warrant Agent shall transfer, from time to time, any outstanding Warrants upon the books to be maintained by the Warrant Agent for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant shall be issued to the transferee and the surrendered Warrant shall be delivered by the Warrant Agent. Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request. Warrants may be exchanged at the option of the holder thereof, when surrendered at the office of the Warrant Agent, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Common Shares.

     SECTION 5. RIGHTS OF REDEMPTION BY COMPANY. The Warrants are redeemable by the Company at a price of $.05 per Warrant commencing on the Effective Date (as defined in the Prospectus), upon 30 days' prior written notice if the closing bid or trading price of the Company's Common Stock, as applicable, over 30 consecutive trading days ending within 15 days of the notice of redemption of the Warrants, averages in excess of $10.00.
Prior to the first anniversary of the Effective Date, the Warrants will not be redeemable by the Company without the written consent of the Underwriter. Any Warrants, so called, and not either converted or tendered back to the Company by the end of the date specified in the Notice of Call, will be entitled only to the redemption price of such Warrants, if redeemed, and the holder thereof shall have forfeited his right to so exercise.

     SECTION 6. EXERCISE OF WARRANTS. Subject to the provisions of this Agreement, each registered holder of Warrants shall have the right which may be exercised through ____________, 2005 commencing from the Effective Date and ending at the close of business on __________, 2005 to purchase from the Company (and the Company shall issue and sell to such registered holder of Warrants) the number of fully paid and non-assessable Common Shares specified in such Warrants, upon surrender to the Company at the office of the Warrant Agent of such Warrants, with the form of election to purchase duly filled in and signed, and upon payment to the order of the Company of the Warrant Price, determined in accordance with Sections 10 and 11 herein, for the number of shares in respect of which such Warrants are then exercised. Payment of such Warrant Price shall be made in cash or by certified check or bank draft or postal or express money order payable, in United States dollars, to the order of the Company. No adjustment shall be made for any dividends on any Common Shares issuable upon exercise of a Warrant. Subject to Section 7, upon such surrender of Warrants, and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the registered holder of such Warrants and in such name or names as such registered holder may designate, a certificate or certificates for the largest number of whole Common Shares so purchased upon the exercise of such Warrants. The Company shall not be required to issue any fraction of a share of Common Stock or make any cash or other adjustment except as provided in Section 12 herein, in respect of any fraction of a Common Share otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares as of the date of the surrender of such Warrants and payment of the Warrant Price as aforesaid provided, however, that if, at the date of surrender of such Warrants and payment of such Warrant Price, the transfer books for the

Common Shares or other class of stock purchasable upon the exercise of such Warrants shall be closed, the certificates for the shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall be oened and until such date the Company shall be under no duty to deliver any certificate for such shares; provided, further, however, that the transfer books aforesaid, unless otherwise required by law or by applicable rule of any national securities exchange, shall not be closed at any one time for a period longer than 20 days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the registered holders thereof, either as an entirety or from time to time for part only of the shares specified therein and, in the event that any Warrant is exercised in respect of less than all of the shares specified therein at any time prior to the date of expiration of the Warrant, a new Warrant or Warrants will be issued to such registered holder for the remaining number of shares specified in the Warrant so surrendered, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrants pursuant to the provisions of this Section during the Warrant exercise period, and the Company, whenever requested by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

     SECTION 7. PAYMENT OF TAXES. The Company will pay any documentary stamp taxes attributable to the initial issuance of Common Shares issuable upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Common Shares in a name other than that of the registered holder of Warrants in respect of which such shares are issued, and in such case neither the Company nor the Warrant Agent shall be required to issue or deliver any certificate for Common Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

     SECTION 8. MUTILATED OR MISSING WARRANTS. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant and indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such reasonable charges as the Company or the Warrant Agent may prescribe.

     SECTION 9. RESERVATION OF COMMON SHARES. There have been reserved, and the Company shall at all times keep reserved, out of the authorized and unissued Common Shares, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrants, and the Transfer Agent for the Common Shares and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocable authorized and directed at all times to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company agrees that all Common Shares issued upon exercise of the Warrants shall be, at the time of delivery of the certificates for such Common Shares, validly issued and outstanding, fully paid and non-assessable and listed on any national securities exchange upon which the other Common Shares are then listed. The Company will file such Registration Statement(s) pursuant it to deliver to each person exercising a Warrant, a Prospectus meeting the requirements of Section 11(a) (3) of such Securities Act and otherwise complying therewith, and will deliver such a Prospectus to each such person; PROVIDED, that the Company shall only be obligated to use its reasonable, good faith efforts to have any such registration statement declared effective by the Securities and Exchange Commission, and to have such reserved shares qualified for delivery to holders of the Warrants under applicable state securities laws, and to the extent that the Company has used such prescribed efforts but has been unsuccessful in obtaining any such registration(s) or qualification(s), it shall not constitute a breach of this Agreement by the Company. The Company will keep a copy of this Agreement on file with the Transfer Agent for the Common Shares and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time such Transfer Agent for stock certificates required to honor outstanding Warrants. The Company will supply such Transfer Agent with duly executed stock certificates for such purpose. All Warrants surrendered in the exercise of the rights thereby evidenced shall be cancelled by the Warrant Agent and shall thereafter be delivered to the Company, and such cancelled Warrants shall constitute sufficient evidence of the number of Common Shares which have been issued upon the exercise of such Warrants. Promptly after the date of expiration of the Warrants, the Warrant Agent shall certify to the Company the total aggregate amount of Warrants then outstanding, and thereafter no Common Shares shall be subject to reservation in respect to such Warrants which shall have expired.

     SECTION 10. WARRANT PRICE. The Warrant Price at which Common Stock shall be purchasable shall be $5.50 per whole share. No fractional shares shall be issued.

     SECTION 11. ADJUSTMENTS. Subject and pursuant to the provisions of this Section 11, the Warrant Price and number of Common Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

          (a) If the Company shall at any time subdivide its outstanding Common Shares by recapitalization, reclassification, split-up thereof, or other such issuance without additional consideration, the Warrant Price immediately prior to such subdivision shall be proportionately decreased, and, if the Company shall at any time combine the outstanding Common Shares by recapitalization, reclassification or combination thereof, the Warrant Price immediately prior to such combination shall be proportionately increased. Any such adjustment to the Warrant Price, or the corresponding adjustment to the number of Common Shares purchasable upon the exercise of Warrants, shall become effective at the close of business on the record date for such subdivision or combination.

          (b) In the event the Company adopts a resolution for the liquidation, dissolution, or winding up of the Company's business, the Company will give written notice of such adoption of a resolution to the registered holders of the Warrants. Thereupon all liquidation and dissolution rights under the Warrants will terminate at the end of thirty (30) days from the date of the notice to the extent not exercised within those thirty (30) days.

          (c) If any capital reorganization or reclassification of the Common Stock of the Company (other than a change in par value), or consolidation or merger of the Company with another corporation (other than a merger with a subsidiary in which the Company is the surviving entity), or the sale of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash, or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrant Agent a supplemental Warrant Agreement providing that each registered holder of a Warrant shall have the right thereafter and until the expiration date to exercise such Warrant for the kind and amount of stock, securities, cash or assets receivable upon such reorganization, reclassification, consolidation, merger or sale by a holder of the number of shares of Common Stock for the purchase of which such Warrant could have been exercised immediately prior to such reorganization, reclassification, consolidation, merger or sale, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 11.

          (d) Upon any adjustment of the Warrant Price as hereinabove provided, the number of Common Shares issuable upon exercise of a Warrant shall be changed to the number of shares determined by dividing (i) the aggregate Warrant Price payable for the purchase of all shares issuable upon exercise of the Warrant immediately prior to such adjustment by (ii) the Warrant Price per share in effect immediately after such adjustment.

          (e) Anything hereinabove to the contrary notwithstanding, no adjustment of the Warrant Price or in the number of Common Shares subject to any Warrant shall be made upon the issuance or sale by the Company of any Common Shares pursuant to the exercise of any warrants which may be issued by the Company pursuant to any underwriting agreement between the Company and any underwriter (including the Underwriter), pursuant to the issuance of shares of Common Stock upon exercise of any of the Warrants, pursuant to any existing stock option plan or any such plan which may be adopted by the Company, pursuant to any merger, reorganization, consolidation, acquisition or other corporate transaction, or otherwise in connection with any issuance of securities by the Company, except as specifically identified herein.

          (f) No adjustment in the Warrant Price shall be required under this Section 11 unless such adjustment would require an increase or decrease in such price of at least 10%; provided, however, that any adjustments which by reason of the foregoing are not required at the time to be made shall be carried forward and taken into account and included in determining the amount of any subsequent adjustment; and provided further, however, that in case the Company shall at any time subdivide or combine the outstanding Common Shares or issue any additional Common Shares as a dividend, said amount of 10% per share shall forthwith be proportionately increased in the case of a combination or decreased in the case of a subdivision or stock dividend so as to appropriately reflect the same.

          (g) On the effective date of any new Warrant Price the number of shares as to which any Warrant may be exercised shall be increased or decreased so that the total sum payable to the Company on the exercise of such Warrant shall remain constant.

          (h) The form of Warrant need not be changed because of any change pursuant to this Article, and Warrants issued after such change may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this agreement. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof; and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

     SECTION 12. FRACTIONAL INTEREST. The Company shall not be required to issue fractions of Common Shares on the exercise of Warrants or any cash or other adjustment in respect of such fractions of Common Shares. If any fraction of a Common Share would, except for the provisions of this Section 12, be issuable on the exercise of any Warrant (or specified portions thereof), the Company shall issue such number of shares of Common Stock to which the Warrant holder is entitled, rounded up to the nearest number of whole shares.

     SECTION 13.    NOTICES TO WARRANTHOLDERS.

          (a) Upon any adjustment of the Warrant Price and the number of shares issuable on exercise of a Warrant, then and in each such case the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          (b)  In case at any time:

               (i) the Company shall pay any dividends payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

               (ii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

               (iii) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

               (iv) there shall be a voluntary or involuntary dissolution, liquidation, or winding up of the Company;

     then, in any one or more of such cases, the Company shall give written notice to all Warrant holders of record not fewer than 10 days' prior to the date on which the books of the Company shall close or a record shall be taken for (i) such dividend, distribution, or subscription rights, or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution, or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Failure to give or publish such notice, or any defect therein, shall not affect the legality or validity of any of the matters set forth in this Section 13 inclusive.

          (c) The Company shall cause copies of all financial statements and reports, proxy statements and other documents as it shall send to its stockholders to be sent by first-class mail, postage prepaid, on the date of mailing to such stockholders, to each registered holder of Warrants at his address appearing on the Warrant register as of the record date for the determination of the stockholders entitled to such documents.

     SECTION 14.    DISPOSITION OF PROCEEDS ON EXERCISE OF WARRANTS.

          (a) The Warrant Agent shall forward promptly to the Company, with respect to Warrants exercised, the funds which will be deposited in a special account in a bank designated by the Company for the benefit of the Company, for the purchase of Common Shares through the exercise of such Warrants.

          (b) The Warrant Agent shall keep copies of this Agreement available for inspection by holders of Warrants during normal business hours.

     SECTION 15. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT. Any corporation or company which may succeed to the business of the Warrant Agent by any merger or consolidation or otherwise to which the Warrant Agent shall be a party, shall be the successor Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 17 of this Agreement. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

     In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

     SECTION 16. DUTIES OF WARRANT AGENT. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

          (a) The statements of fact and recitals contained herein and in the Warrants shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein expressly provided.

          (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

          (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the written advice of such counsel.

          (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's negligence or bad faith.

          (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity.

     All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

          (g) The Warrant Agent and any stockholder, director, officer, partner or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniary interested in any transaction in which the Company may be interested, or contract with or lend money to otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          (h) The Warrant Agent shall act hereunder solely as agent and not in a ministerial capacity, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

          (i) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys, agents, or employees or for any loss to the Company resulting from such neglect or misconduct, provided reasonable care has been exercised in the selection and continued employment thereof.

          (j) Any request, direction, election, or order or demand of the Company shall be sufficiently evidenced by an instrument signed in the name of the Company by its President or a Vice President or its Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasurer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Warrant Agent by a copy thereof certified by the Secretary or an Assistant Secretary of the Company.

     SECTION 17. CHANGE OF WARRANT AGENT. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company notice in writing, and to the holders of the Warrants notice by mailing such notice to holders at their addresses appearing on the Warrant register, of such resignation, specifying a date when such resignation shall take effect. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company and by like mailing of notice to the holders of the Warrants. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or in capacity by the resigning or incapacitated Warrant Agent or by the registered holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the registered holder of any

Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor warrant agent, whether appointed by the Company or by such court, shall be a bank, or trust company or active transfer agent, in good standing, incorporated under the laws of a state of the United States of America. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent all cancelled Warrants, records and property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file or mail any notice provided by this Section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of thesuccessor warrant agent, as the case may be.

     SECTION 18. IDENTITY OF TRANSFER AGENT. Forthwith upon the appointment of any Transfer Agent for the Common shares or of any subsequent transfer agent for Common Shares or other shares of the Company's capital stock issuable upon exercise of the rights of purchase represented by the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such Transfer Agent. The Warrant Agent hereby acknowledges that it is, at the time of execution hereof, the Transfer Agent, and waives any statement required herein with respect thereto.

     SECTION 19. NOTICES. Any notice pursuant to this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

               n-GEN SOLUTIONS.COM, INC.
               410 17th Street, Suite 1940
               Denver, Colorado  80202
               Attn:  Robert D. Arnold

          With a copy to:

               Berenbaum, Weinshienk & Eason, P.C.
               370 17th Street, Suite 2600
               Denver, Colorado  80202
               Attn:  John B. Wills

     Any notice pursuant to this Agreement to be given or made by the Company or by the registered holder of any Warrant to or on the Warrant Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

               American Securities Stock Transfer, Inc.
               P.O. Box 1898
               Denver, Colorado  80202-1817
               Attn:  ____________________

     SECTION 20. SUPPLEMENTS AND AMENDMENTS. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interests of the holders of Warrants.

     SECTION 21. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     SECTION 22. COLORADO CONTRACT. This Agreement shall be deemed to be a contract made under the laws of the State of Colorado and for all purposes shall be construed in accordance with laws of said State.

     SECTION 23. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrants.

     SECTION 24. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall be considered an original.

     SECTION 25. EFFECTIVENESS. This Agreement shall be deemed binding, and, therefore, in effect, as of and subject to the effective date of the Registration Statement for the Public Offering.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                   n-GEN SOLUTIONS.COM, INC.

(Corporate Seal)
                                   By: ____________________________________
                                       Robert D. Arnold
                                       Chairman and Chief Executive Officer
Attest:

_________________________________
Michael V. Schranz, Secretary
                                   AMERICAN SECURITIES STOCK
                                    TRANSFER, INC.


                                   By: __________________________________
                                       ________________________
                                       Executive Vice President

                               EXHIBIT A

                             FORM OF WARRANT

     This certifies that ___________________, or registered assigns, is the registered holder of the number of Warrants indicated above, each of which Warrants entitles the holder thereof to purchase, at any time on or before _____________, 2005, one Share of the $.0001 par value common stock of n-Gen Solutions.Com, Inc., a corporation duly organized and existing under the laws of the state of Delaware, hereinafter called the Company, as such shares are constituted on ____________, 2000, at the subscription price of $5.50 per Share by surrendering this Warrant, with the subscription form on the reverse side thereof duly executed, at the office of the Warrant Agent, and by paying in lawful money of the United States, the Subscription Price for each Share as to which this Warrant is exercised, buy only subject to the conditions set forth herein and in the Warrant Agreement.

     This Warrant is one of a duly authorized issue of Warrants for the purchase of Shares evidencing the right to purchase shares of the Company. It is issued under and in accordance with certain resolutions adopted by the Board of Directors of the Company on _____________, 2000, and is subject to the terms and provisions contained in the Warrant Agreement, to all of which the holder of this Warrant, by acceptance hereof, consents.
A copy of the Warrant Agreement may be obtained for inspection by the holder hereof upon written request to the Transfer Agent of the Company.

     This Warrant is redeemable at the option of the Company on 30 days notice at the price of $.05 per Warrant, subject to the terms of the Warrant Agreement. No fractional shares will be issued upon the exercise of this Warrant, but, in lieu of any fractional interest, the Company shall pay cash as provided in the Warrant Agreement. Upon any partial exercise of this Warrant, there shall be countersigned and issued to or upon the order of the holder thereof a new Warrant in respect of the Shares as to which this Warrant shall not have been exercised. This Warrant shall be exchanged either separately or in combination with one or more other Warrants for one or more new Warrants of the same aggregate number of Shares as were evidenced by the Warrant or Warrants exchanged.

     This Warrant is issued subject to the condition, and every holder hereof by accepting the same agrees with every subsequent holder hereof and with the Company, that delivery hereof by any person in possession of the same, however such possession may have been acquired, if properly assigned in blank, or if properly assigned to a specified person, by delivery hereof to such person, shall vest title hereof and all rights hereunder in the transferee to the same extent and for all purposes as would delivery under like circumstances of any negotiable instrument; and that the Company may treat the record holder hereof for the time being, or when presented properly assigned to a specified person, the person to whom assigned, or, when presented properly assigned in blank, the bearer hereof, as the absolute holder for all purposes and shall not be affected by any notice to the contrary.

     This Warrant does not entitle any holder hereof to any rights of a shareholder of this Company.

     IN WITNESS WHEREOF the Company has caused this Warrant to be signed by its Chief Executive Officer and by its Secretary each by facsimile signature and has caused a facsimile of its corporate seal to be imprinted hereon.

     Dated:

                       n-GEN SOLUTIONS.COM, INC.

                            PURCHASE WARRANT
                            SUBSCRIPTION FORM

                 To Be Executed By The Registered Holder
                      In Order To Exercise Warrants

The undersigned registered holder irrevocably elects to exercise __________ Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants and enclosed $__________ as purchase price therefor, and requests that certificates for such shares be issued in the name of:

__________________________________________________________________________
                 (PLEASE TYPE OR PRINT NAME AND ADDRESS)
__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________
             (SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER) and be delivered to ________________________________________
                    (PLEASE PRINT OR TYPE NAME AND ADDRESS)
_____________________ and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

                                      ______________________________________
                                                   (SIGNATURE)

                                      ______________________________________
                                                   (SIGNATURE)

Dated:____________________            ______________________________________
                                                     ADDRESS

                                      ______________________________________

__________________________            ______________________________________
SIGNATURE(s) GUARANTEED                     TAX IDENTIFICATION NUMBER

                               ASSIGNMENT

To Be Executed By The Registered Holder
In Order to Transfer Warrants

For Value Received, _______________________________ hereby sell, assign and transfer unto: __________________________________________________________
                 (PLEASE TYPE OR PRINT NAME AND ADDRESS)
_________________________________________________________________________

__________________________________________________________________________

___________________________________________________________________________
             (SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER) of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint _______________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated: _____________________          ______________________________________
                                                   (SIGNATURE)

____________________________          ______________________________________
SIGNATURE(s) GUARANTEED                            (SIGNATURE)

THIS SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC COAST STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.